Investors: Jacquie Ross, CFA 858-882-2172 ir@illumina.com

Media: Eric Endicott 858-882-6822 pr@illumina.com

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2019

San Diego -- (BUSINESS WIRE) - January 29, 2020 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the fourth quarter and fiscal year 2019.

Fourth quarter 2019 results:

•Revenue of $953 million, a 10% increase compared to $867 million in the fourth quarter of 2018
•GAAP net income attributable to Illumina stockholders for the quarter of $239 million, or $1.61 per diluted share, compared to $210 million, or $1.41 per diluted share, for the fourth quarter of 2018
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $252 million, or $1.70 per diluted share, compared to $197 million, or $1.32 per diluted share, for the fourth quarter of 2018 (see the “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $443 million compared to $300 million in the fourth quarter of 2018
•Free cash flow (cash flow from operations less capital expenditures) of $386 million for the quarter compared to $235 million in the fourth quarter of 2018

Gross margin in the fourth quarter of 2019 was 69.5% compared to 68.1% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 70.2% for the fourth quarter of 2019 compared to 69.1% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2019 were $161 million compared to $176 million in the prior year period. Excluding restructuring charges, non-GAAP R&D expenses as a percentage of revenue were 16.8% compared to 20.3% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2019 were $233 million compared to $217 million in the prior year period. Excluding amortization of acquired intangible assets, acquisition-related expenses, and restructuring charges, non-GAAP SG&A expenses as a percentage of revenue were 22.2% compared to 24.5% in the prior year period.

Depreciation and amortization expenses were $46 million and capital expenditures for free cash flow purposes were $57 million during the fourth quarter of 2019. At the close of the quarter, the company held $3.4 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of December 30, 2018.

Fiscal year 2019 results:

•Revenue of $3,543 million, a 6% increase compared to $3,333 million in fiscal 2018
•GAAP net income attributable to Illumina stockholders of $1,002 million, or $6.74 per diluted share, compared to $826 million, or $5.56 per diluted share, in fiscal 2018
•Non-GAAP net income attributable to Illumina stockholders of $976 million, or $6.57 per diluted share, compared to $850 million, or $5.72 per diluted share, in fiscal 2018. Non-GAAP net income excludes unrealized net gains of $66 million from mark-to-market adjustments on our strategic investments, primarily from our marketable equity securities (see the “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $1,051 million compared to $1,142 million in fiscal 2018

•Free cash flow (cash flow from operations less capital expenditures) of $842 million, compared to $846 million in fiscal 2018

Gross margin for fiscal 2019 was 69.6% compared to 69.0% in the prior year. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 70.6% for fiscal 2019 compared to 70.1% in the prior year period.

R&D expenses for fiscal 2019 were $647 million compared to $623 million in the prior year. Excluding restructuring charges, non-GAAP R&D expenses as a percentage of revenue were 18.2% compared to 18.7% in the prior year period.

SG&A expenses for fiscal 2019 were $835 million compared to $794 million in the prior year period. Excluding amortization of acquired intangible assets, acquisition-related expenses, and restructuring charges, non-GAAP SG&A expenses as a percentage of revenue were 22.0% compared to 23.6% in the prior year period.

“Illumina shipped a record 2,400 sequencing systems in 2019, including a record number of our high-throughput NovaSeq systems and mid-throughput NextSeq systems, reflecting strong demand for research and clinical sequencing,” said Francis deSouza, President and CEO. “With the launch of our most innovative system to date in the NextSeq 2000, and a growing pipeline of clinical IVD and software solutions, Illumina continues to improve the accessibility of sequencing. Almost 17 years after the first human genome was sequenced, we believe that this is the decade that genomics becomes available to cancer and genetic disease patients on a mass scale and integrates into standard of care.”

Updates since our last earnings release:

•Announced the NextSeq™ 1000 and NextSeq 2000 Sequencing Systems offering breakthrough system design, chemistry innovations and on-instrument integrated informatics for rapid secondary analysis
•Shared plans for additional product launches including TruSight™ Software Suite to enable sample-to-report for genetic disease and NovaSeq Dx to fulfill the growing interest in a Dx platform for deeper sequencing at higher throughput, and TruSight NIPT
•Partnered with Roche to broaden the adoption of distributable next-generation sequencing-based (NGS) testing in oncology
•Partnered with Genomics England to provide sequencing services to the United Kingdom's National Health Service to sequence 300,000 to 500,000 whole genomes by 2025
•Mutually terminated the merger agreement with Pacific Biosciences
•Filed patent infringement suits against BGI in Sweden and the United Kingdom
•Repurchased $63 million of outstanding common stock in the fourth quarter of 2019 under the previously announced share repurchase program, which had a remaining balance of approximately $226 million as of December 29, 2019

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2020, the company expects year over year revenue growth in the range of 9% to 11%, and expects GAAP earnings per diluted share of $6.45 to $6.65 and non-GAAP earnings per diluted share of $6.80 to $7.00. GAAP guidance does not include any potential impact resulting from the termination of our merger agreement with Pacific Biosciences on January 2, 2020.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Wednesday, January 29, 2020. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both with conference ID 2966099.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2020 and our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (ix) our ability to obtain regulatory clearance for our products from government agencies; (x) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xi) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xxii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	December 29, 2019	December 30, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,042	$1,144
Short-term investments	1,372	2,368
Accounts receivable, net	573	514
Inventory	359	386
Prepaid expenses and other current assets	105	78
Total current assets	4,451	4,490
Property and equipment, net	889	1,075
Operating lease right-of-use assets	555	—
Goodwill	824	831
Intangible assets, net	145	185
Deferred tax assets, net	64	70
Other assets	388	308
Total assets	$7,316	$6,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149	$184
Accrued liabilities	516	513
Long-term debt, current portion	—	1,107
Total current liabilities	665	1,804
Operating lease liabilities	695	—
Long-term debt	1,141	890
Other long-term liabilities	202	359
Redeemable noncontrolling interests	—	61
Stockholders’ equity	4,613	3,845
Total liabilities and stockholders’ equity	$7,316	$6,959

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Revenue:
Product revenue	$812	$738	$2,929	$2,749
Service and other revenue	141	129	614	584
Total revenue	953	867	3,543	3,333
Cost of revenue:
Cost of product revenue (a)	230	198	802	738
Cost of service and other revenue (a)	55	70	240	260
Amortization of acquired intangible assets	6	9	34	35
Total cost of revenue	291	277	1,076	1,033
Gross profit	662	590	2,467	2,300
Operating expense:
Research and development (a)	161	176	647	623
Selling, general and administrative (a)	233	217	835	794
Total operating expense	394	393	1,482	1,417
Income from operations	268	197	985	883
Other income, net	1	13	133	11
Income before income taxes	269	210	1,118	894
Provision for income taxes	30	12	128	112
Consolidated net income	239	198	990	782
Add: Net loss attributable to noncontrolling interests	—	12	12	44
Net income attributable to Illumina stockholders	$239	$210	$1,002	$826

Earnings per share attributable to Illumina stockholders:
Basic	$1.63	$1.43	$6.81	$5.63
Diluted	$1.61	$1.41	$6.74	$5.56
Shares used in computing earnings per common share:
Basic	147	147	147	147
Diluted	148	149	149	149

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Year Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Cost of product revenue	$5	$4	$19	$16
Cost of service and other revenue	1	—	4	3
Research and development	16	15	66	60
Selling, general and administrative	28	28	105	114
Stock-based compensation expense before taxes (1)	$50	$47	$194	$193
(1) Includes stock-based compensation of $1.5 million for Helix in fiscal 2019. This compares to stock-based compensation for Helix of $3.9 million in fiscal 2018, of which $1.6 million was in Q4 2018.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Year Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
Net cash provided by operating activities (b)	$443	$300	$1,051	$1,142
Net cash (used in) provided by investing activities	(104)	(349)	745	(1,813)
Net cash (used in) provided by financing activities	(115)	(153)	(897)	594
Effect of exchange rate changes on cash and cash equivalents	3	—	(1)	(4)
Net increase (decrease) in cash and cash equivalents	227	(202)	898	(81)
Cash and cash equivalents, beginning of period	1,815	1,346	1,144	1,225
Cash and cash equivalents, end of period	$2,042	$1,144	$2,042	$1,144

Calculation of free cash flow:
Net cash provided by operating activities (b)	$443	$300	$1,051	$1,142
Purchases of property and equipment	(57)	(65)	(209)	(296)
Free cash flow (a)	$386	$235	$842	$846
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
(b) Net cash provided by operating activities in fiscal 2019 included an $84 million payment of the accreted debt discount related to the conversions of our 2019 Notes.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Year Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.61	$1.41	$6.74	$5.56
Cost of revenue (b)	0.04	0.06	0.23	0.24
Research and development costs (b)	0.01	—	0.02	0.01
Selling, general and administrative costs (b)	0.14	0.03	0.36	0.06
Other expense (income), net (b)	0.08	(0.02)	(0.47)	0.11
Incremental non-GAAP tax expense (c)	(0.09)	(0.01)	(0.11)	(0.10)
Income tax benefit (d)	(0.09)	(0.15)	(0.20)	(0.16)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.70	$1.32	$6.57	$5.72

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Year Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
GAAP net income attributable to Illumina stockholders	$239	$210	$1,002	$826
Cost of revenue (b)	6	9	34	35
Research and development costs (b)	1	—	3	1
Selling, general and administrative costs (b)	21	5	54	9
Other expense (income), net (b)	13	(3)	(70)	17
Incremental non-GAAP tax expense (c)	(14)	(2)	(16)	(15)
Income tax benefit (d)	(14)	(22)	(31)	(23)
Non-GAAP net income attributable to Illumina stockholders (a)	$252	$197	$976	$850
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost. Amount for fiscal 2018 also includes an $11 million discrete tax expense associated with updating our 2017 estimates of the impact of U.S. Tax Reform.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Year Ended
	December 29, 2019		December 30, 2018		December 29, 2019		December 30, 2018
GAAP gross profit	$662	69.5%	$590	68.1%	$2,467	69.6%	$2,300	69.0%
Amortization of acquired intangible assets (b)	6	0.7%	9	1.0%	34	1.0%	35	1.1%
Non-GAAP gross profit (a)	$668	70.2%	$599	69.1%	$2,501	70.6%	$2,335	70.1%

GAAP research and development expense	$161	16.9%	$176	20.3%	$647	18.3%	$623	18.7%
Restructuring (c)	(1)	(0.1)%	—	—	(3)	(0.1)%	(1)	—
Non-GAAP research and development expense	$160	16.8%	$176	20.3%	$644	18.2%	$622	18.7%

GAAP selling, general and administrative expense	$233	24.4%	$217	25.0%	$835	23.5%	$794	23.8%
Amortization of acquired intangible assets	(1)	(0.1)%	—	—	(2)	—	(2)	—
Acquisition-related expenses (d)	(12)	(1.3)%	(2)	(0.2)%	(43)	(1.2)%	(2)	—
Restructuring (c)	(8)	(0.8)%	(3)	(0.3)%	(9)	(0.3)%	(5)	(0.2)%
Non-GAAP selling, general and administrative expense	$212	22.2%	$212	24.5%	$781	22.0%	$785	23.6%

GAAP operating profit	$268	28.1%	$197	22.7%	$985	27.8%	$883	26.5%
Cost of revenue	6	0.7%	9	1.0%	34	1.0%	35	1.1%
Research and development costs	1	0.1%	—	—	3	0.1%	1	—
Selling, general and administrative costs	21	2.1%	5	0.6%	54	1.5%	9	0.3%
Non-GAAP operating profit (a)	$296	31.0%	$211	24.3%	$1,076	30.4%	$928	27.9%

GAAP other income, net	$1	0.1%	$13	1.5%	$133	3.8%	$11	0.3%
Non-cash interest expense (e)	11	1.2%	15	1.7%	49	1.4%	41	1.2%
Strategic investment related loss (gain), net (f)	2	0.1%	(18)	(2.1)%	(66)	(1.9)%	(24)	(0.7)%
Gains on deconsolidation (g)	—	—	—	—	(54)	(1.5)%	—	—
Loss on contingent value right (h)	—	—	—	—	1	—	—	—
Non-GAAP other income, net (a)	$14	1.4%	$10	1.1%	$63	1.8%	$28	0.8%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Amounts are recorded in cost of revenue.
(c) Amounts consist primarily of employee and lease exit costs related to restructuring that occurred in 2019, 2018, and 2017.

(d) Amounts consist of expenses related to the Pacific Biosciences acquisition which was terminated on January 2, 2020.
(e) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(f) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(g) Amounts consist of the $39 million gain recognized as a result of the Helix deconsolidation in Q2 and the $15 million gain recorded in Q1 that resulted from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.
(h) Amounts consist of mark-to-market adjustments related to our contingent value right received from Helix.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 11, 2019, Form 10-Q for the fiscal quarter ended March 31, 2019, Form 10-Q for the fiscal quarter ended June 30, 2019, and Form 10-Q for the fiscal quarter ended September 29, 2019. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2020
GAAP diluted earnings per share (a)	$6.45 - $6.65
Amortization of acquired intangible assets	0.19
Non-cash interest expense (b)	0.28
Incremental non-GAAP tax expense (c)	(0.12)
Non-GAAP diluted earnings per share	$6.80 - $7.00

(a) This guidance does not include any potential impact resulting from the termination of our merger agreement with Pacific Biosciences on January 2, 2020.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.